Exhibit 99.1

Contact:	Media:	Investors:
	Tracy Furey	John Elicker
	Communications	Investor Relations
	609-252-3208	212-546-3775
	tracy.furey@bms.com	john.elicker@bms.com

	Rebecca Goldsmith	Suketu Desai
	Communications	Investor Relations
	609-252-4551	609-252-5796
	rebecca.goldsmith@bms.com	suketu.desai@bms.com

BRISTOL-MYERS SQUIBB BOARD ELECTS JEAN-MARC HUET

SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER

Several Key Management Changes Announced

(NEW YORK, March 5) – Bristol-Myers Squibb Company (NYSE: BMY) today announced that the company’s Board of Directors has elected Jean-Marc Huet senior vice president and chief financial officer, effective March 31, 2008. In this role, Mr. Huet will be responsible for directing and managing the company’s fiscal operations, as well as the global financial operations of the organization and its subsidiaries. Andrew Bonfield, executive vice president and chief financial officer, will remain in that role until Mr. Huet’s arrival. He will leave the company after a period of transition to seek new career opportunities.

“The Board and I wish to express our gratitude to Andrew Bonfield, who led the transformation of our financial organization over the last six years, and the strengthening of our internal controls following a period of significant challenges,” said Jim Cornelius, chairman and chief executive officer. “He instituted new processes and procedures to modernize the company’s financial reporting and streamlined the global finance

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organization to deliver superior financial support. We are pleased he has agreed to stay with the company for a period of time to support the transition to Jean-Marc, whom Andrew helped identify as a potential successor in 2007 when he began to discuss with me new challenges to further develop his career.”

Prior to joining Bristol-Myers Squibb, Mr. Huet served as chief financial officer at Royal Numico N.V. in Amsterdam. He is credited with initiating and developing Numico’s acquisition strategy within the consolidating baby food sector and its resulting acquisition by Groupe Danone. Prior to joining Royal Numico, N.V., he was an executive director, Investment Banking Services, at Goldman Sachs International in London. He also spent several years at Clement Trading in Milan, Italy, as a commercial manager. Mr. Huet has a B.A. degree from Dartmouth College and an MBA from INSEAD.

In addition, Lamberto Andreotti, currently executive vice president and chief operating officer, Worldwide Pharmaceuticals, will also assume responsibility for Mead Johnson and ConvaTec, and has been named executive vice president and chief operating officer of Bristol-Myers Squibb.

“Lamberto and Elliott Sigal, M.D., Ph.D., executive vice president and chief scientific officer, continue to help shape and drive the transformation of Bristol-Myers Squibb to a next-generation BioPharma leader,” said Cornelius. “As we continue to evolve, Lamberto and Elliott, together with the members of our Management Council, will play vital roles in shaping the Bristol-Myers of the future.

“We are also announcing several important internal promotions and changes of responsibility of senior management to allow us to focus on key elements of our next generation BioPharma strategy,” Cornelius added.

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John Celentano, formerly president of the Health Care Group, has been appointed senior vice president, Strategy and Productivity Transformation, a new position at the company. He will assume responsibility for Strategy, Corporate and Business Development, and Information Management and Global Shared Services and will continue to lead the company’s Productivity Transformation Initiative;

Brian Daniels, M.D., senior vice president, Global Development, will join the Management Council, the company’s most senior leadership group. Together with Elliott Sigal, Dr. Daniels will drive the company’s focus on science and medicine as a central strategy of the next-generation BioPharma vision;

Anthony McBride, Ph.D., has been promoted to senior vice president of Human Relations. Dr. McBride, who will also join the Management Council, succeeds Stephen Bear, who will retire later this month after a long and distinguished career at the company;

Robert Zito, senior vice president and chief communications officer, will assume oversight of the BMS Foundation, adding John Damonti, president of the Foundation, to his leadership team.

Bristol-Myers Squibb Company is a global biopharmaceutical and related health care products company whose mission is to extend and enhance human life.

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